Exhibit 23

Independent Auditors’ Consent

The Board of Directors

Ocular Sciences, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 33-50016, 33-11298, 333-22417, 333-25051, 333-27639, 333-40431, 333-80795, 333-48152, 333-34206 and 333-108066 on Forms S-3, Registration Statement No. 333-118422 on Form S-4 and Registration Statement Nos. 333-10997, 33-27938, 33-36325, 33-36326, 333-58839, 333-67954, 333-101366 33-104346 and 333-115520 on Forms S-8 of The Cooper Companies, Inc. of our report dated February 11, 2004, relating to the consolidated balance sheets of Ocular Sciences, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the Form 8-K/A of The Cooper Companies dated February 14, 2005.

Our report dated February 11, 2004 contains an explanatory paragraph that refers to the Company’s change in its method of accounting for goodwill and other intangibles assets in 2002.

/s/ KPMG LLP

San Francisco, California

February 11, 2005